Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No.  333-3212)   pertaining  to  the  Columbus McKinnon Corporation 1995 Incentive Stock Option Plan, the Columbus McKinnon  Corporation Non-Qualified  Stock Option Plan, the Columbus McKinnon  Corporation  Restricted  Stock Plan and the Columbus McKinnon  Corporation  Employee Stock Ownership Plan Restatement Effective April 1, 1989 of Columbus McKinnon Corporation,

(2)	Registration Statement (Form S-8 No. 333-137212) pertaining to the Columbus McKinnon Corporation 2006 Long Term Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-168777) pertaining to the Columbus McKinnon Corporation 2010 Long Term Incentive Plan;

of our reports dated May 29, 2013, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2013.

/s/ Ernst & Young LLP

Buffalo, New York
May 29, 2013